UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2015

ROYAL ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52547	11-3480036
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

56 Broad Street, Suite 2, Charleston, SC 29401

(Address of principal executive offices) (Zip Code)

(843) 900-7693

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 8 – Other Events

Item 8.01 Other Events.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this Annual Report on Form 10-K may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “outlook,” “estimate,” “potential,” “continues,” “may,” “will,” “seek,” “approximately,” “predict,” “anticipate,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause our actual results to differ from those in the forward-looking statements are described in “Risk Factors” herein.

Readers are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

REFERENCES WITHIN THIS REPORT

All references to “ROYE,” the “Company,” “we,” “us,” and “our” refer to Royal Energy Resources, Inc. and its subsidiaries, unless the context otherwise requires or where otherwise indicated.

BUSINESS

Royal Energy Resources, Inc. (“ROYE” or the “Company”) was originally organized in Delaware on March 22, 1999, with the name Webmarketing, Inc. (“Webmarketing”). On July 7, 2004, the Company revived its charter and changed its name from Webmarketing to World Marketing, Inc. In December 2007, the Company changed its name to Royal Energy Resources, Inc.

The Company most recently pursued gold, silver, copper and rare earth metals mining concessions in Romania and mining leases in the United States. The Company engaged in these activities through two subsidiaries, Development Resources, Inc., a Delaware corporation, and S.C. Golden Carpathian Resources S.R.L., a Romanian subsidiary (collectively, the “Subsidiaries”). Effective January 31, 2015, the Company entered into a Subsidiaries Option Agreement with Jacob Roth, the chairman and chief executive officer of the Company. Under the Subsidiaries Option Agreement, the Company conveyed all of its assets to the Subsidiaries, to the extent any assets were not already owned by the Subsidiaries. The Subsidiaries Option Agreement also granted Mr. Roth an option to acquire the Subsidiaries for 49,000 shares of Series A Preferred Stock owned by Mr. Roth. The Subsidiaries Option Agreement also granted the Company a put option to acquire 49,000 shares of Series A Preferred Stock owned by Mr. Roth in consideration for the Subsidiaries. Both options could be exercised at any time within 45 days after closing of the stock purchase agreement among Mr. Roth, E-Starts Money Co. and William Tuorto.

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On March 6, 2015, E-Starts Money Co. (“E-Starts”) acquired an aggregate of 7,188,560 shares of common stock from two holders. At the same time, William Tuorto acquired 810,316 shares of common stock from an existing shareholder, and 51,000 shares of the same shareholder’s Series A Preferred Stock. Mr. Tuorto controls E-Starts. As a result, Mr. Tuorto became the beneficial owner of 7,998.876 shares of common stock (representing 92.3% of the outstanding common stock) and 51% of the outstanding shares of Series A Preferred Stock. In connection with transactions: (i) Frimet Taub resigned as a director and from all positions as an officer, employee, or independent contractor to the Company; (ii) Mr. Tuorto was appointed to the board seat vacated by Ms. Taub; (iii) Mr. Roth resigned as chairman of the board and Mr. Tuorto was appointed chairman of the board; (iv) Mr. Roth resigned as the Chief Executive Officer and Chief Financial Officer of the Company, and any other position as an officer, employee or independent contractor to the Company, and Mr. Tuorto was appointed as the Chief Executive Officer, Interim Chief Financial Officer, Secretary and Treasurer of the Company; and (v) Mr. Roth resigned as a director of the Company, provided that his resignation is subject to and not effective until the close of business on the 10th day after the Company distributes an information statement to its shareholders in accordance with SEC Rule 14f-1.

Since acquiring control of the Company, Mr. Tuorto has repositioned the Company to focus on the acquisition of natural resources assets, including coal, oil, gas and renewable energy, seeking to acquire high quality assets at distressed pricing in today’s fragmented energy markets. To that effect, the Company has entered into the following initial transactions:

●	On April 17, 2015, the Company completed the acquisition of all issued and outstanding membership units of Blaze Minerals, LLC, a West Virginia limited liability company (“Blaze Minerals”), from Wastech, Inc. Blaze Minerals’ sole asset consists of 40,976 net acres of coal and coal-bed methane, located across 22 counties in West Virginia (the “Mineral Rights”). The Company acquired Blaze Minerals by the issuance of 2,803,621 shares of common stock with a market value of $26,634,400 on the date of closing, based upon a market price of $9.50 per share on the date of closing. The Mineral Rights were valued at $650 per acre.

●	On April 20, 2015, the Company exercised the put option to acquire the remaining 49,000 shares of Series A Preferred Stock owned by Mr. Roth in consideration for the Subsidiaries. As a result, Mr. Tuorto became the sole owner of all outstanding shares of Series A Preferred Stock, and the Company ceased to be in the business of pursuing gold, silver, copper and rare earth metals mining concessions in Romania, and participating in gas wells in Wyoming.

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●	On May 14, 2015, the Company entered into an Option Agreement to acquire substantially all the assets of Wellston Coal, LLC (“Wellston”). The Company paid a nominal sum for the option and has the right to complete the purchase through September 1, 2015, by the issuance of 500,000 shares of common stock. Wellston owns approximately 1,600 acres of surface and 2,200 acres of mineral rights in McDowell County, West Virginia. Wellston has approximately 3 million tons of mineable, high quality, mid-volatile metallurgical (“Met”) coal under permit and access to an additional 3 million tons through permit extensions. The Company plans to close on the acquisition of Wellston after the satisfactory completion of due diligence on the assets and operations.

●	On May 29, 2015, the Company entered into an Option Agreement to acquire the membership units of Blaze Mining Company, LLC (“Blaze Mining”). The Company paid a nominal sum for the option and has the right to complete the purchase through September 1, 2015, by the issuance of 1,272,858 shares of Royal common stock and $250,000.00 cash. Blaze Mining controls operations for and has the right to acquire 100% ownership of the Alpheus Coal Impoundment reclamation site in McDowell County, West Virginia (“Alpheus”). Alpheus has approximately 25 million tons of low-volatile Met fine and coarse coal. Alpheus has rail access, a permitted wash plant construction site, and an operating processing plant, which produces renewable energy in the form of coal pellets, for sale to utility customers using the onsite coal fines. Blaze Mining’s operations are located within seven (7) miles from Wellston. The Company plans to close on the acquisition of Blaze Mining after the satisfactory completion of due diligence on the assets and operations.

●	On June 10, 2015, the Company completed the acquisition of Blue Grove Coal, LLC (“Blue Grove”) and entered into a “Definitive Agreement” to acquire G.S. Energy, LLC (“GS Energy”). GS Energy owns and leases approximately 6,000 acres of mineral rights in McDowell County, West Virginia. Based on a reserve report conducted in August of 2011, it is estimated that GS Energy holds 28.7 million tons of mid-volatile Met coal, calculated at 8.7 proven tons, 9.2 million probable, and 10.7 inferred tons. Blue Grove is an affiliate company of GS Energy and is the operator of the mine. The Company acquired Blue Grove by the issuance of 350,000 shares of common stock with a market value of approximately $1,750,000 on the date of closing, based upon the market price of the Company’s common stock. The Company will acquire GS Energy, upon the completion of a financial audit, and by the issuance of 1,750,000 shares of common stock with a market value to be determined based upon a market price of the Company’s common stock on the date of closing. At the time of execution, the market value for the GS Energy acquisition was $8,750,000. Closing under the Definitive Agreement will occur upon the successful completion of a financial audit and due diligence. GS Energy’s operations are located within thirty (30) miles of Wellston and Alpheus. The Company plans future integration of the operations in the form of blended coal sales, administrative efficiencies, and logistical cost-savings through the Alpheus rail load-out.

●	The Company is currently evaluating a number of additional coal mining assets for acquisition, including expanding and balancing its portfolio in the thermal coal space.

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Financing

In order to fund existing operations and the contemplated acquisitions, the Company has opened two (2) public offerings (the “Offerings”), made exclusively to “accredited investors” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Offerings will not be registered under the Securities Act or applicable state securities laws by virtue of the “private placement” exemption set forth in Rule 506 of Regulation D and Section 4(2) of the Securities Act.

●	On June 8, 2015, the Company has offered 1,000,000 shares of common stock at $2.50 per share, for aggregate proceeds of $2,500,000, representing approximately 8.9% of the issued and outstanding common stock of the Company, on a fully diluted basis.

●	On June 9, 2015, the Company has initiated an offering for the issuance of $30,000,000 in convertible notes, at 6.75% interest, with conversion rights at $15.00 per share, representing approximately 14% of the issued and outstanding common stock of the Company, on a fully diluted basis, assuming all notes are converted.

Coal Markets

The thermal coal market is currently depressed due to the conversion of electricity plants from coal to gas, which has caused the market price of Central Appalachian CAPP coal to decline from a high of $78 per ton in 2013 to about $52 per ton today. The coal market has been further impacted by environmental and safety regulations which have increased the operating costs for coal mines. Some coal mines have been further impacted by historically high legacy costs arising from union contracts and benefits.

The Met coal market is also depressed both due to crossover effects from the thermal market and a strong US dollar, increased Australian production, and decreased worldwide demand. As a result, many Met and thermal coal mines have ceased operations in the Appalachian area.

The Company believes that there are a number of coal mines that are viable acquisition candidates, and is currently reviewing a number of such opportunities.

Transportation

Coal is typically transported to domestic customers and export terminal facilities by rail, barge and truck. Depending on the proximity of customers to the mines and the transportation available to deliver coal to that customer, transportation costs can be a substantial part of the total delivered cost of coal. In evaluating coal properties for purchase, we plan to consider the proximity of rail and river transportation options. Ideally, we will acquire properties that have good access to multiple transportation options, so that we can negotiate advantageous transportation rates, allowing us to keep our transportation costs relatively low and provide broad market access for our coal.

The international market provides an alternative to the domestic market and has been an important economic outlet for coal in recent years. While transportation costs are higher for exports, these costs are generally offset by higher export coal sale prices. Rates and practices of the transportation company serving a particular mine or customer may affect marketing efforts with respect to coal produced from the relevant mine.

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Coal Marketing and Sales

Our primary domestic customers will be electric utility companies in the eastern half of the United States. Electric utility companies typically purchase coal for terms of one year or longer, but they also purchase coal on a short-term spot basis. We believe there is a sufficient market for spot coal to absorb the coal from the assets we plan to purchase, but we are also negotiating offtake agreements for longer periods. The coal from our coal mines will be sold to a domestic coal company and a brokerage firm, in both cases for blending and sale to end users. We plan to focus on developing a diversified customer base to mitigate the risk of loss of any one customer.

Competition

The United States coal industry is highly competitive, both regionally and nationally. In the Appalachian market, we compete primarily with coal producers such as Consol Energy, Inc., ArcelorMittal S.A., Alpha Natural Resources, Inc., Peabody Energy Corporation; Alliance Resource Partners, L.P.; Murray Energy Corporation; White Oak Resources LLC; Armstrong Energy Inc.; Sunrise Coal LLC and Westmoreland Resource Partners L.P. Outside of the Appalachian market, we compete broadly with other United States-based coal producers and internationally with numerous global coal producers.

A number of factors beyond our control affect the markets in which we plan to sell our coal. Demand for our coal and the prices obtained by us will depend primarily on: the coal consumption patterns of the electricity industry in the United States and elsewhere around the world; the availability, location, cost of transportation and price of competing coal; the strength of the US dollar; and other electricity generation and fuel supply sources such as natural gas, oil, nuclear, hydroelectric and renewable energy. Coal consumption patterns are affected primarily by global levels of economic activity, the demand for electricity, environmental and other governmental regulations and technological developments. The most important factors on which we compete are price, coal quality characteristics and reliability of supply.

Employees and Labor Relations

We do not have direct employees at this time. We plan to add corporate and managerial staff as necessary consistent with the growth of our operations.

We plan to concentrate on the acquisition of mines where the employees are not, and have not historically been, members of unions. However, there is no assurance that any mine that we acquire will not be the subject of a successful unionization vote.

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Environmental and Other Regulatory Matters

Coal mine operations are subject to a variety of U.S. federal, state and local laws and regulations, such as those relating to employee health and safety; water discharges; air emissions; plant and wildlife protection; the restoration of mining properties; the storage, treatment and disposal of wastes; remediation of contaminants; surface subsidence from underground mining and the effects of mining on surface water and groundwater conditions.

There can be no assurance that we will be able to remain in material compliance with all applicable environmental, health, safety and related requirements, including all required permits and approvals. There can be no assurance that we will be able to always obtain, maintain or renew required permits; or that changes in these requirements or their enforcement or the discovery of new conditions will not cause us to incur significant costs and liabilities in the future. Due to the nature of the regulatory programs that apply to mining operations, which can impose liability even in the absence of fault and often involve subjective criteria, it is not reasonable to expect any coal mining operation to be free of citations. Some mining operations that we acquire use or have used or store regulated materials which, if released into the environment, may require investigation and remediation. Under certain permits, we may be required to monitor groundwater quality on and adjacent to our sites and to develop and implement plans to minimize and correct land subsidence, as well as impacts on waterways and wetlands, caused by our mining operations. Major regulatory requirements are briefly discussed below.

Mine Safety and Health

In the United States, the Coal Mine Health and Safety Act of 1969, the Federal Mine Safety and Health Act of 1977 (the “1977 Act”) and the Mine Improvement and New Emergency Response Act of 2006 (“MINER Act”) impose stringent mine safety and health standards on all aspects of mining operations. In 1978, the Mine Safety and Health Administration (“MSHA”) was created to carry out the mandates of the 1977 Act and was granted enforcement authority. MSHA is authorized to inspect all underground mining operations at least four times a year and issue citations with civil penalties for the violation of mandatory health and safety standards. MSHA review and approval is required for a number of miner safety and welfare plans including ventilation, roof control/bolting, safety training and ground control, refuse disposal and impoundments and respirable dust. Also, some states have their own programs for mine safety and health regulation and enforcement.

Under the 1977 Act, MSHA has the authority to issue orders or citations to mine operators regardless of the degree of culpable conduct engaged in by the operator, and it must assess a penalty for each citation or order. Factors such as degree of negligence and gravity of the violation affect the amount of penalty assessed, and sometimes permit MSHA to issue orders directing withdrawal of miners from the mine or affected areas within the mine. The 1977 Act contains provisions that can impose criminal liability on the mine operator or individuals.

The MINER Act added more extensive health and safety compliance standards, and increased civil and criminal penalties. Some of the MINER Act requirements included stricter criteria for sealing off abandoned areas of mines, the addition of refuge alternatives, stricter requirements for conveyor belts, and upgrades to communication with and tracking of miners underground.

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MSHA continues to promulgate rules that affect our mining operations. In March of 2013, MSHA implemented a revised Pattern of Violations (“POV”) standard. Under the revised standard, mine operators are no longer entitled to a ninety day notice of potential POV. In addition, MSHA began screening for POV by using issued citations and orders, prior to their final adjudication. If a mine is designated as having a POV, MSHA will issue an order withdrawing miners from any areas affected by violations which pose a significant and substantial (“S&S”) hazard to the health and/or safety of miners. Once a mine is in POV status, it can be removed from that status only upon (i) a complete inspection of the entire mine with no S&S enforcement actions issued by MSHA or (ii) no POV-related withdrawal orders being issued by MSHA within ninety (90) days following the mine operator being placed on POV status. However, from time to time one or more of our operations may meet the POV screening criteria, and we cannot make assurances that one or more of our operations will not be placed into POV status, which could materially and adversely affect our results of operations.

In April 2014, MSHA issued a final rule lowering certain standards for respirable dust, among other provisions. Specifically, the rule reduces the overall dust standard from 2.0 to 1.5 milligrams per cubic meter of air and cuts in half the standard from 1.0 to 0.5 for certain mine entries and miners with pneumoconiosis.

In July 2014, MSHA issued a proposed rule that would change its civil penalty criteria. The proposed rule increases the civil penalties for those violations exhibiting more than ordinary negligence. While this rule is not final, if it is implemented, it could increase the amount of civil penalties our operations pay to MSHA.

In January 2015, MSHA issued a final rule on the use of proximity detection systems on certain pieces of underground mining equipment. The rule requires, among other provisions, continuous mining machines to be equipped with electronic sensing devices that can detect the presence of miners in proximity to the machines and then cause moving or repositioning continuous mining machines to stop before contacting a miner. The final rule has a phase in period of 8 to 36 months, depending upon the age of the continuous mining machine.

These requirements may have a significant effect on our operating costs.

Black Lung

Under the United States Black Lung Benefits Revenue Act of 1977 and the Black Lung Benefits Reform Act of 1977, as amended in 1981, each coal mine operator must secure payment of federal black lung benefits to claimants who have been diagnosed with pneumoconiosis and are current and former employees and to a trust fund for the payment of benefits and medical expenses to claimants who last worked in the coal industry prior to July 1, 1973. The trust fund is funded by an excise tax on production sold domestically of up to $1.10 per ton for deep-mined coal and up to $0.55 per ton for surface-mined coal, neither amount to exceed 4.4% of the gross sales price.

U.S. Environmental Laws

Coal mines are subject to various U.S. federal, state and local environmental laws. Some of these laws, as discussed below, impose stringent requirements on our coal mining operations. U.S. federal and state regulations require regular monitoring of coal mines and other facilities to ensure compliance. U.S. federal and state inspectors are required to inspect coal mining facilities on a frequent schedule. Future laws, regulations or orders, as well as future interpretations or more rigorous enforcement of existing laws, regulations or orders, may require increases in capital and operating costs the extent of which we cannot predict.

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The Surface Mining Control and Reclamation Act (“SMCRA”)

SMCRA, which is administered by the Office of Surface Mining Reclamation and Enforcement (“OSM”), establishes mining, environmental protection and reclamation standards for all aspects of surface mining as well as many aspects of deep mining. Mine operators must obtain SMCRA permits and permit renewals from the OSM or the applicable state agency. Where state regulatory agencies have adopted federal mining programs under SMCRA, the state becomes the regulatory authority.

SMCRA permit provisions include a complex set of requirements which include: coal prospecting; mine plan development; topsoil removal, storage and replacement; selective handling of overburden materials; mine pit backfilling and grading; protection of the hydrologic balance; subsidence control for underground mines; surface drainage control; mine drainage and mine discharge control and treatment; restoration to the approximate original contour; and re-vegetation. The disposal of coal refuse is also permitted under SMCRA.

The mining permit application process is initiated by collecting baseline data to adequately characterize the pre-mine environmental condition of the permit area. This work includes surveys of cultural and historical resources, soils, vegetation, wildlife, assessment of surface and ground water hydrology, climatology and wetlands. In conducting this work, the mine operator collects geologic data to define and model the soil and rock structures and coal that will be mined. The mine operator develops mining and reclamation plans by utilizing this geologic data and incorporating elements of the environmental data. The mining and reclamation plan incorporates the provisions of SMCRA, state programs and other complementary environmental programs that affect coal mining. Also included in the permit application are documents defining ownership and agreements pertaining to coal, minerals, oil and gas, water rights, rights of way and surface land, and documents required of the OSM’s Applicant Violator System, including the mining and compliance history of officers, directors and principal owners of the entity.

Once a permit application is prepared and submitted to the regulatory agency, it goes through a completeness review and technical review. Public notice of the proposed permit is given that also provides for a comment period before a permit can be issued. Some SMCRA mine permits take over a year to prepare, depending on the size and complexity of the mine and may take months or years to be reviewed and issued. Regulatory authorities have considerable discretion in the timing of the permit issuance and the public and other agencies have rights to comment on and otherwise engage in the permitting process, including through intervention in the courts. Before an SMCRA permit is issued, a mine operator must submit a bond or otherwise secure the performance of reclamation obligations.

The Abandoned Mine Land Fund, which is part of SMCRA, requires a fee on all coal produced. The proceeds are used to reclaim mine lands closed or abandoned prior to SMCRA’s adoption in 1977. The fee on surface-mined coal is currently $0.28 per ton and the fee on deep-mined coal is $0.12 per ton.

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SMCRA stipulates compliance with many other major environmental statutes, including: the Clean Air Act; the Endangered Species Act; the CWA; RCRA and Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”.)

Various federal and state laws, including SMCRA, require mine operators to obtain surety bonds or other forms of financial security to secure payment of certain long-term obligations, including mine closure or reclamation costs. Changes in these laws or regulations could require us to obtain additional surety bonds or other forms of financial security.

Clean Air Act

The Clean Air Act and comparable state laws that regulate air emissions affect coal mining operations both directly and indirectly. Direct impacts on coal mining operations may occur through Clean Air Act permitting requirements or emission control requirements relating to particulate matter, such as fugitive dust, including future regulation of fine particulate matter measuring 2.5 micrometers in diameter or smaller. The Clean Air Act indirectly affects coal mining operations by extensively regulating the air emissions of sulfur dioxide, nitrogen oxides, mercury and other compounds emitted by coal-fired electricity generating plants.

Clean Air Act requirements that may directly or indirectly affect our operations include the following:

Acid Rain. Title IV of the Clean Air Act required a two-phase reduction of sulfur dioxide emissions by electric utilities and applies to all coal-fired power plants generating greater than 25 megawatts of power. The affected electricity generators have sought to meet these requirements by, among other compliance methods, switching to lower sulfur fuels, installing pollution control devices, reducing electricity generating levels or purchasing sulfur dioxide emission allowances. We cannot accurately predict the effect of these provisions of the Clean Air Act on us in future years. We believe that implementation has resulted in increasing installations of pollution control devices as a control measure and thus, created a growing market for our higher sulfur coal.

Fine Particulate Matter. The Clean Air Act requires the Environmental Protection Agency (“EPA”) to set standards, referred to as National Ambient Air Quality Standards (“NAAQS”), for certain pollutants. Areas that are not in compliance (referred to as “non-attainment areas”) with these standards must take steps to reduce emissions levels. The EPA promulgated NAAQS for particulate matter with an aerodynamic diameter less than or equal to 10 microns, or PM10, and for fine particulate matter with an aerodynamic diameter less than or equal to 2.5 microns, or PM2.5. Meeting current or potentially more stringent new PM2.5 standards may require reductions of nitrogen oxide and sulfur dioxide emissions. Future regulation and enforcement of the new PM2.5 standard will affect many power plants and coke plants, especially coal-fired power plants and all plants in non-attainment areas. Continuing non-compliance could prevent issuance of permits to facilities within the non-attainment areas

Ozone. Significant additional emissions control expenditures will be required at coal-fired power plants and coke plants to meet the current NAAQS for ozone. Nitrogen oxides, which are a by-product of coal combustion, can lead to the creation of ozone. Accordingly, emissions control requirements for new and expanded coal-fired power plants and industrial boilers and coke plants will continue to become more demanding in the years ahead. More stringent NAAQS in the future for ozone could increase the costs of operating coal-fired power plants.

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Cross-State Air Pollution Rule (“CSAPR”). The CSAPR, which was intended to replace the previously developed Clean Air Interstate Rule (“CAIR”), requires states to reduce power plant emissions that contribute to ozone or fine particle pollution in other states. Under the CSAPR, emissions reductions were to have started January 1, 2012, for SO2 and annual NOx reductions, and May 1, 2012, for ozone season NOx reductions. Several states and other parties filed suits in the United States Court of Appeals for the District of Columbia Circuit in 2011 challenging the CSAPR. On August 21, 2012, the D.C. Circuit vacated the CSAPR and ordered the EPA to continue administering CAIR, pending the promulgation of a replacement rule. It is unclear what effect, if any, CAIR will have on our operations or results. On April 29, 2014, the United States Supreme Court found that the EPA was complying with statutory requirements when it issued CSAPR and reversed the D.C. Circuit’s vacation of CSAPR. On October 23, 2014, the D.C. Circuit granted the EPA’s request to lift the stay on CSAPR. Phase 1 implementation of CSAPR is set to begin in 2015, and Phase 2 will start in 2017 provided that there are no successful challenges to the D.C. Circuit’s most recent decision. Because U.S. utilities have continued to take steps to comply with CAIR, which requires similar power plant emissions reductions, and because utilities are preparing to comply with the Mercury and Air Toxics Standards regulations which require overlapping power plant emissions reductions, the practical impact of the reinstatement of CSAPR is expected to be limited.

Mercury and Air Toxic Standards (“MATS”). On December 16, 2011, the EPA issued the MATS to reduce emissions of toxic air pollutants, including mercury, other metals and acid gases, from new and existing coal and oil fired power plants. Under the final rule, existing power plants will have up to four years to comply with the MATS by installing or upgrading pollution controls, fuel switching, or using existing emissions controls as necessary to meet the compliance deadline. These requirements could significantly increase our customers’ costs and cause them to reduce their demand for coal, which may materially impact our results or operations.

Greenhouse Gases (“GHG”). Increasing concern about GHG, including carbon dioxide, emitted from burning coal at electricity generation plants has led to efforts at all levels of government to reduce their emissions, which could require utilities to burn less or eliminate coal in the production of electricity. Congress has considered federal legislation to reduce GHG emissions which, among other things, could establish a cap and trade system for GHG, including carbon dioxide emitted by coal burning power plants, and requirements for electric utilities to increase their use of renewable energy such as solar and wind power. Also, the EPA has taken several recent actions under the Clean Air Act to regulate GHG emissions. These include the EPA’s finding of “endangerment” to public health and welfare from GHG, its issuance in 2009 of the Final Mandatory Reporting of Greenhouse Gases Rule, which requires large sources, including coal-fired power plants, to monitor and report GHG emissions to the EPA annually starting in 2011, and issuance of its Prevention of Significant Deterioration and Title V Greenhouse Gas Tailoring Rule, which requires large industrial facilities, including coal-fired power plants, to obtain permits to emit, and to use best available control technology to curb GHG emissions. In response to a recent Supreme Court decision, the EPA is scaling back its GHG permitting program in part and plans to finalize a rule by the end of 2015 to rescind certain permits issued under the Clean Air Act triggered solely because of GHG emissions. On September 20, 2013, the EPA proposed new source performance standards for GHG for new coal and oil-fired power plants, which could require partial carbon capture and sequestration to comply. The EPA expects to issue the final regulation by mid-summer 2015. On June 2, 2014, the EPA further proposed new regulations limiting carbon dioxide emissions from existing power generation facilities. Under this proposal, nationwide carbon dioxide emissions would be reduced by 30% from 2005 levels by 2030 with a flexible interim goal. The EPA also expects to issue this final rule by mid-summer 2015 and the emission reductions are scheduled to commence in 2020. While the EPA’s actions are subject to procedural delays and legal challenges, and efforts are underway in Congress to limit or remove the EPA’s authority to regulate GHG emissions, they will remain in effect unless altered by the courts or Congress.

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Regional Emissions Trading. Nine northeast and mid-Atlantic states have cooperatively developed a regional cap and trade program, the Regional Greenhouse Gas Initiative (“RGGI”), intended to reduce carbon dioxide emissions from power plants in the region. There can be no assurance at this time that this, or similar state or regional carbon dioxide cap and trade programs, in the states where our customers operate, will not adversely affect the future market for coal in the region.

Regional Haze. The EPA has initiated a regional haze program designed to protect and to improve visibility at and around national parks, national wilderness areas and international parks. This program restricts the construction of new coal-fired power plants whose operation may impair visibility at and around federally protected areas. Moreover, this program may require certain existing coal-fired power plants to install additional control measures designed to limit haze-causing emissions, such as sulfur dioxide, nitrogen oxides, volatile organic chemicals and particulate matter. These limitations could adversely affect the future market for coal.

Resource Conservation and Recovery Act (“RCRA”)

The RCRA affects coal mining operations by establishing requirements for the treatment, storage, and disposal of hazardous wastes. Certain coal mine wastes, such as overburden and coal cleaning wastes, are exempted from hazardous waste management.

Subtitle C of the RCRA exempted fossil fuel combustion wastes from hazardous waste regulation until the EPA completed a report to Congress and made a determination on whether the wastes should be regulated as hazardous. In 2000, the EPA concluded that coal combustion wastes do not warrant regulation as hazardous under the RCRA. Following a large spill of coal ash waste at a coal burning power plant in Tennessee in June 2010, the EPA proposed two alternative sets of regulations governing the management and storage of coal ash: one would regulate coal ash and related ash impoundments at coal-fired power plants under federal regulations governing hazardous solid waste under Subtitle C of the RCRA and the other would regulate coal ash as a non-hazardous solid waste under Subtitle D. In December 2014, EPA announced that it had determined to regulate coal combustion wastes as a nonhazardous substance under Subtitle D of the RCRA. While classifying coal combustion waste as a hazardous waste under Subtitle C would have led to more stringent requirements, the new rule could still increase customers’ operating costs and may make coal less attractive for electric utilities.

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In addition, environmental groups filed a notice of intent to sue the EPA for failing to update effluent limitation guidelines under the Clean Water Act for coal-fired power plants to limit discharges of toxic metals from handling of coal combustion waste. In April 2013, the EPA released its proposed revised effluent limitation guidelines to address toxic pollutants discharged from power plants, including discharges from coal ash ponds. If the EPA adopts new Clean Water Act requirements, compliance obligations for handling, transporting, storing and disposing of the material would likely increase. Potential changes to all of these rules could make coal burning more expensive or less attractive for electric utilities.

Most state hazardous waste laws exempt coal combustion waste and instead treat it as either a solid waste or a special waste. These laws may also be revised. Any costs associated with handling or disposal of coal ash as hazardous wastes would increase our customers’ operating costs and potentially reduce their ability to purchase coal. In addition, potential liability for contamination caused by the past or future use, storage or disposal of ash could substantially increase.

Clean Water Act of 1972 (“CWA”)

The CWA established in-stream water quality standards and treatment standards for wastewater discharge through the National Pollutant Discharge Elimination System (“NPDES”.) Regular monitoring, reporting requirements and performance standards are requirements of NPDES permits that govern the discharge of pollutants into water.

Total Maximum Daily Load (“TMDL”) regulations establish a process by which states may designate stream segments as “impaired” (not meeting present water quality standards). Industrial dischargers, including coal mines and plants, will be required to meet new TMDL effluent standards for these stream segments. The adoption of new TMDL regulations in receiving streams could hamper or delay the issuance of discharge and Section 404 permits, and if issued, could require new effluent limitations for our coal mines and could require more costly water treatment, which could adversely affect our coal production or results of operations. States are also adopting anti-degradation regulations in which a state designates certain water bodies or streams as “high quality.” These regulations would prohibit the diminution of water quality in these streams. Water discharged from coal mines to high quality streams will be required to meet or exceed new “high quality” standards. The designation of high quality streams at or in the vicinity of our coal mines could require more costly water treatment and could adversely affect our coal production or results of operations.

CERCLA and Similar State Superfund Statutes

CERCLA and similar state laws affect coal mining by creating liability for the investigation and remediation of releases of regulated materials into the environment and for damages to natural resources. Under these laws, joint and several liability may be imposed on waste generators, current and former site owners or operators and others regardless of fault, for all related site investigation and remediation costs.

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Permits

Mining companies must obtain numerous permits that impose strict regulations on various environmental and safety matters. These provisions include requirements for building dams; coal prospecting; mine plan development; topsoil removal, storage and replacement; protection of the hydrologic balance; subsidence control for underground mines; subsidence and surface drainage control; mine drainage and mine discharge control and treatment; and re-vegetation.

The mining permit application process is initiated by collecting baseline data to adequately characterize the pre-mine environmental condition of the permit area. This work includes surveys of cultural resources, soils, vegetation, wildlife, assessment of surface and ground water hydrology, climatology and wetlands. In conducting this work, we collect geologic data to define and model the soil and rock structures and coal that we will mine. We develop mine and reclamation plans by utilizing this geologic data and incorporating elements of the environmental data. The mine and reclamation plan incorporates the provisions of the SMCRA, the state programs and the complementary environmental programs that affect coal mining, including the CWA.

Required permits include mining and reclamation permits under the SMCRA and wastewater discharge permits under the CWA. In addition to the required permits, for surface operations, the mining companies also need to obtain air quality permits, fill and dredge permits from the United States Army Corps of Engineers and flood plain permits from local authorities. For refuse disposal operations, the mining companies may need to obtain impounding permits or underground slurry disposal permits. In addition, MSHA approval for ventilation, roof control and numerous specific surface and underground operations must be obtained and maintained. The authorization and permitting requirements imposed by these and other governmental agencies are costly and may delay development or continuation of mining operations. Due to the fact that the application review process may take years to complete and permit applications are increasingly being challenged by environmental and other advocacy groups, we may experience difficulty or delays in obtaining mining permits or other necessary approvals, or even face denials of permits altogether.

Once a permit application is prepared and submitted to the regulatory agency, it goes through a completeness review, technical review and public notice and comment period before it can be approved. Some SMCRA and CWA permits can take over a year to prepare, depending on the size and complexity of the mine and often take six months or years to receive approval. Regulatory authorities have considerable discretion in the timing of the permit issuance and the public has rights to comment on and otherwise engage in the permitting process, including through intervention in the courts.

In evaluating a coal mine for purchase, we will consider the extent to which the mine already has the required permits or whether the mine can obtain the necessary permits within a reasonable time and cost. Due to various and, sometimes, interrelated requirements from different agencies, it is not possible to predict an average or approximate time frame required to obtain all permits and approvals to operate new or expanded mines. In addition, expanded permitting activity coupled with challenges from environmental groups will likely increase the various agencies’ permit and approval review time in the future. Additionally, in April 2014, the EPA proposed new rules expanding the definition of “Waters of the United States” that would expand the jurisdiction of EPA and the United States Army Corps of Engineers. This rule, if it becomes final, could impact our ability to timely obtain necessary permits.

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RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the risks described below, together with the other information in our reports filed with the Securities and Exchange Commission, before investing in our common shares. Our business, financial condition, results of operation and cash available for distribution could be materially and adversely affected by future events. In such case, we might not be able to make distributions on our common shares, the trading price of our common shares could decline, and you could lose all or part of your investment in, and expected return on, the common shares.

Risks Related to Our Business

A substantial or extended decline in coal prices within the coal industry or increase in the costs of mining could adversely affect our operating results and the value of our coal reserves.

Our operating results will largely depend on the margins that we earn on our coal sales. We expect to enter into coal sales contracts that are “forward sales contracts” under which customers agree to pay a specified price under their contracts for coal to be delivered in future years. The profitability of these contracts depends on our ability to adequately control the costs of the coal production underlying the contracts. Our margins reflect the price we receive for our coal over our cost of producing and transporting our coal and are impacted by many factors, including:

●	The market price for coal;

●	The supply of, and demand for, domestic and foreign coal;

●	Competition from other coal suppliers;

●	The cost of using, and the availability of, other fuels, including the effects of technological developments;

●	Advances in power technologies;

●	The efficiency of our mines;

●	The amount of coal we are able to produce from our properties, which could be adversely affected by, among other things, operating difficulties and unfavorable geologic conditions;

●	The pricing terms contained in our long-term contracts;

●	Cancellation or renegotiation of contracts;

●	Legislative, regulatory and judicial developments, including those related to the release of GHGs;

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●	The strength of the U.S. dollar;

●	Air emission, wastewater discharge and other environmental standards for coal-fired power plants or coal mines;

●	Delays in the receipt of, failure to receive, or revocation of necessary government permits;

●	Inclement or hazardous weather conditions and natural disasters;

●	Availability and cost or interruption of fuel, equipment and other supplies;

●	Transportation costs;

●	Availability of transportation infrastructure, including flooding and railroad derailments;

●	Cost and availability of our contract miners;

●	Availability of skilled employees; and

●	Work stoppages or other labor difficulties.

Substantial or extended declines in the price that we receive for our coal or increases in the costs of mining our coal could have a material adverse effect on our operating results and our ability to generate the cash flows we require to invest in our operations, satisfy our obligations and pay distributions to shareholders. To the extent our costs increase but pricing under these coal sales contracts remains fixed or declines, we will be unable to pass increasing costs on to our customers. If we are unable to control our costs, our profitability under our forward sales contracts may be impaired and our results of operations, business and financial condition, and our ability to make distributions to our shareholders could be materially and adversely affected.

A decrease in the use of coal by electric utilities could affect our ability to sell the coal we produce.

According to the World Coal Association, in 2013, coal was used to generate over 40% of the world’s electricity needs. According to the Energy Information Administration (“EIA”), in the United States, the domestic electricity generation industry accounts for approximately 95% of domestic thermal coal consumption. The amount of coal consumed by the electricity generation industry is affected primarily by the overall demand for electricity, and environmental and other governmental regulations as well as the price and availability of renewable energy sources, including biomass, hydroelectric, wind and solar power and other non-renewable fuel sources, including natural gas and nuclear power. For example, the relatively recent low price of natural gas has resulted, in some instances, in domestic generators increasing natural gas consumption while decreasing coal consumption. Additionally, in June 2014, the EPA proposed new regulations limiting carbon dioxide emissions from existing power generation facilities. Under this proposal, nationwide carbon dioxide emissions would be reduced by 30% from 2005 levels by 2030 with a flexible interim goal. The final rule is expected to be issued in June 2015, and the emission reductions are scheduled to commence in 2020 although expected procedural delays and anticipated litigation create uncertainty regarding if and when these new regulations will take effect. Future environmental regulation of GHG emissions could accelerate the use by utilities of fuels other than coal. Domestically, state and federal mandates for increased use of electricity derived from renewable energy sources could affect demand for our coal. A number of states have enacted mandates that require electricity suppliers to rely on renewable energy sources to generate a certain percentage of their power. Such mandates, combined with other incentives to use renewable energy sources, such as tax credits, could make alternative fuel sources more competitive with coal. A decrease in coal consumption by the electricity generation industry could adversely affect the price of coal, which could negatively affect our results of operations, business and financial condition, as well as our ability to pay distributions to our shareholders.

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Our mining operations will be extensively regulated which imposes significant costs on us and changes to existing and potential future regulations or violations of regulations could increase those costs or limit our ability to produce coal.

The coal mining industry is subject to increasingly strict regulations by federal, state and local authorities on matters such as:

●	Permits and other licensing requirements;

●	Surface subsidence from underground mining;

●	Contract miner health and safety;

●	Remediation of contaminated soil, surface water and groundwater;

●	Air emissions;

●	Water quality standards;

●	The discharge of materials into the environment, including wastewater;

●	Storage, treatment and disposal of petroleum products and substances which are regarded as hazardous under applicable laws or which, if spilled, could reach waterways or wetlands;

●	Storage and disposal of coal wastes including coal slurry under applicable laws;

●	Protection of human health, plant life and wildlife, including endangered and threatened species;

●	Reclamation and restoration of mining properties after mining is completed;

●	Wetlands protection;

●	Dam permitting; and

●	The effects, if any, that mining has on groundwater quality and availability.

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To the extent we engage in longwall mining, subsidence issues will be particularly important to our operations. Failure to timely secure subsidence rights or any associated mitigation agreements, could materially affect our results by causing delays or changes in our mining plan through stoppages or increased costs because of the necessity of obtaining such rights.

Because of the extensive and detailed nature of these regulatory requirements, it is extremely difficult for us and other underground coal mining companies in particular, as well as the coal industry in general, to comply with all requirements at all times. We expect to be cited for violations in the future. Future violations may have a material adverse impact on our business, result of operations or financial condition. While it is not possible to quantify all of the costs of compliance with applicable federal and state laws and associated regulations, those costs are expected to continue to be significant. Compliance with these laws and regulations, and delays in the receipt of, or failure to receive or revocation of necessary government permits, could substantially increase the cost of coal mining or have a material adverse effect on our results of operations, cash flows and financial condition as well as our ability to pay distributions to our shareholders.

Extensive environmental regulations, including existing and potential future regulatory requirements relating to air emissions, affect our customers and could reduce the demand for coal as a fuel source and cause coal prices and sales of our coal to materially decline.

The utility industry is subject to extensive regulation regarding the environmental impact of its power generation activities, particularly with respect to air emissions, which could affect demand for our coal. For example, the federal Clean Air Act and similar state and local laws extensively regulate the amount of sulfur dioxide, particulate matter, nitrogen oxides, mercury, and other compounds emitted into the air from electric power plants, which are the largest end-users of our coal. A series of more stringent requirements relating to particulate matter, ozone, haze, mercury, sulfur dioxide, nitrogen oxide and other air pollutants will, or are expected to become effective in coming years. In addition, concerted conservation efforts that result in reduced electricity consumption could cause coal prices and sales of our coal to materially decline.

More stringent air emissions limitations may require significant emissions control expenditures for many coal-fired power plants and could have the effect of making coal-fired plants less profitable. As a result, some power plants may switch to other fuels that generate less of these emissions or they may close. Any switching of fuel sources away from coal, closure of existing coal-fired plants, or reduced construction of new plants could have a material adverse effect on demand for and prices received for our coal.

It is possible that new environmental legislation or regulations may be adopted, or that existing laws or regulations may be differently interpreted or more stringently enforced, any of which could have a significant impact on our mining operations or our customers’ ability to use coal.

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Recent developments in the regulation of GHG emissions and coal ash could materially adversely affect our customers’ demand for coal and our results of operations, cash flows and financial condition.

Coal-fired power plants produce carbon dioxide and other GHGs as a by-product of their operations. GHG emissions have received increased scrutiny from local, state, federal and international government bodies. Future regulation of GHGs could occur pursuant to U.S. treaty obligations or statutory or regulatory change. The EPA and other regulators are using existing laws, including the federal Clean Air Act, to limit emissions of carbon dioxide and other GHGs from major sources, including coal-fired power plants that may require the use of “best available control technology.” For example, in 2011, the EPA issued regulations, including permitting requirements, restricting GHG emissions from any new U.S. power plants, and from any existing U.S. power plants that undergo major modifications that increase their GHG emissions. In response to a recent Supreme Court decision, the EPA is scaling back its GHG permitting program in part and plans to finalize a rule by the end of 2015 to rescind certain permits issued under the Clean Air Act triggered solely because of GHG emissions. In addition, the EPA, in September 2013, also proposed new source performance standards for GHG emissions for new coal and oil-fired power plants, which could require partial carbon capture and sequestration. The EPA is expected to issue a final regulation by mid-summer 2015. In addition, in June 2013, President Obama announced additional initiatives intended to reduce greenhouse gas emissions globally, including curtailing U.S. government support for public financing of new coal-fired power plants overseas and promoting fuel switching from coal to natural gas or renewable energy sources. Global treaties are also being considered that place restrictions on carbon dioxide and other GHG emissions. On June 2, 2014, the EPA further proposed new regulations limiting carbon dioxide emissions from existing power generation facilities. Under this proposal, nationwide carbon dioxide emissions would be reduced by 30% from 2005 levels by 2030 with a flexible interim goal. The final rule is expected to be issued by mid-summer 2015 and the emission reductions are scheduled to commence in 2020. In addition, state and regional climate change initiatives to regulate GHG emissions, such as the RGGI of certain northeastern and mid-Atlantic states, the Western Climate Initiative, the Midwestern Greenhouse Gas Reduction Accord and the California Global Warming Solutions Act, either have already taken effect or may take effect before federal action. Further, governmental agencies have been providing grants or other financial incentives to entities developing or selling alternative energy sources with lower levels of GHG emissions, which may lead to more competition from those entities. There have also been several public nuisance lawsuits brought against power, coal, oil and gas companies alleging that their operations are contributing to climate change. The plaintiffs are seeking various remedies, including punitive and compensatory damages and injunctive relief. While the U.S. Supreme Court recently determined that such claims cannot be pursued under federal law, plaintiffs may seek to proceed under state common law.

In December 2014, the EPA announced that it had determined to regulate coal combustion wastes, sometimes referred to as coal ash, as a nonhazardous substance under Subtitle D of the RCRA. While classifying coal combustion waste as a hazardous waste under Subtitle C of the RCRA would have led to more stringent requirements, the new rule could still increase customers’ operating costs and may make coal less attractive for electric utilities.

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The enactment of these and other laws or regulations regarding emissions from the combustion of coal or other actions to limit such emissions, could result in electricity generators switching from coal to other fuel sources thereby reducing demand for our coal. Significant public opposition has also been raised with respect to the proposed construction of certain new coal-fueled electricity generating plants and certain new export transloading facilities due to the potential for increased air emissions. Such opposition, as well as any corporate or investor policies against coal-fired generation plants could also reduce the demand for our coal. Further, policies limiting available financing for the development of new coal-fueled power plants could adversely impact the global demand for coal in the future. The potential impact on us of future laws, regulations or other policies or circumstances will depend upon the degree to which any such laws, regulations or other policies or circumstances force electricity generators to diminish their reliance on coal as a fuel source. In view of the significant uncertainty surrounding each of these factors, it is not possible for us to reasonably predict the impact that any such laws, regulations or other policies may have on our results of operations, cash flows and financial condition as well as our ability to pay distributions to our shareholders. However, such impacts could have a material adverse effect on our results of operations, cash flows and financial condition as well as our ability to pay distributions to our shareholders.

Extensive governmental regulation pertaining to employee safety and health imposes significant costs on our mining operations and could materially and adversely affect our results of operations.

Federal and state safety and health regulations in the coal mining industry are among the most comprehensive and pervasive systems for protection of employee safety and health affecting any U.S. industry. Compliance with these requirements will impose significant costs on us and can result in reduced productivity. New health and safety legislation, regulations and orders may be adopted that may materially and adversely affect our mining operations.

Federal and state health and safety authorities have the right to inspect our operations. In recent years, federal authorities have also conducted special inspections of coal mines for, among other safety concerns, the accumulation of coal dust and the proper ventilation of gases such as methane. In addition, the federal government has announced that it is considering changes to mine safety rules and regulations, which could potentially result in or require additional safety training and planning, enhanced safety equipment, more frequent mine inspections, stricter enforcement practices and enhanced reporting requirements.

In addition, in March 2013, MSHA implemented a revised POV standard. Under the revised standard, mine operators are no longer entitled to a ninety day notice of potential POV. In addition, MSHA began screening for POV by using issued citations and orders, prior to their final adjudication. If a mine is designated as having a POV, MSHA will issue an order withdrawing miners from any areas affected by violations which pose a significant and substantial hazard to the health and/or safety of miners. Once a mine is in POV status, it can be removed from that status only upon (i) a complete inspection of the entire mine with no S&S enforcement actions issued by MSHA or (ii) no POV-related withdrawal orders being issued by MSHA within ninety (90) days following the mine operator being placed on POV status. Litigation testing the validity of the standard and its application by MSHA is ongoing. However, from time to time one or more of our operations may meet the POV screening criteria, and we cannot make assurances that one or more of our operations will not be placed into POV status, which could materially and adversely affect our results of operations.

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We must compensate employees for work-related injuries. If adequate provisions for workers’ compensation liabilities were not made, our future operating results could be harmed. Also, federal law requires we contribute to a trust fund for the payment of benefits and medical expenses to certain claimants. Currently, the trust fund is funded by an excise tax on coal production of $1.10 per ton for underground coal sold domestically, not to exceed 4.4% of the gross sales price. If this tax increases, or if we could no longer pass it on to the purchasers of our coal under our coal sales agreements, our operating costs could be increased and our results could be materially and adversely affected. If new laws or regulations increase the number and award size of claims, it could materially and adversely harm our business. In addition, the erosion through tort liability of the protections we are currently provided by workers’ compensation laws could increase our liability for work-related injuries and have a material adverse effect on our results of operations, cash flows and financial condition as well as our ability to pay distributions to our shareholders.

Extensive environmental regulations, including existing and potential future regulatory requirements, pertaining to discharge of materials into the environment, including wastewater, imposes significant costs to our mining operations and could materially and adversely affect our production, cash flow and profitability.

Our mining operations will be subject to numerous complex regulatory, compliance, and enforcement programs. Our operations, from time to time, may be issued violation notices from various agencies that result in fines, penalties, or suspension of mining activities. Such a suspension could have a material adverse effect on our results of operations, cash flows and financial condition, as well as our ability to make distributions to our shareholders.

Additionally, regulatory agencies may, from time to time, add more stringent compliance requirements to our environmental permits either by rule, or regulation or during the permit renewal process. More stringent requirements could lead to increases in costs and could materially and adversely affect our production, cash flow and profitability. For example, on April 30, 2013, citing lack of resources and the priority of other matters, the EPA denied a petition brought by environmental groups seeking to add coal mines to the Clean Air Act section 111 list of stationary source categories, which would have had the effect of regulating methane emissions from coal mines in some manner. Following the environmental groups’ challenge to EPA’s denial, the United States Court of Appeals for the District of Columbia upheld the EPA’s action in May 2014. However, the EPA could, in the future, determine to add coal mines to the list of regulated sources and impose emission limits on coal mines, which could have a significant impact on our mining operations.

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We may be unable to obtain, maintain or renew permits necessary for our operations and to mine all of our coal reserves, which would materially and adversely affect our production, cash flow and profitability.

In order to develop economically recoverable coal reserves, we must regularly obtain, maintain or renew a number of permits that impose strict requirements on various environmental and operational matters in connection with coal mining. These include permits issued by various federal, state and local agencies and regulatory bodies. Permitting rules, and the interpretations of these rules, are complex, change frequently, and are often subject to discretionary interpretations by regulators, all of which may make compliance more difficult or impractical and could result in the discontinuance of mine development or the development of future mining operations. The public, including non-governmental organizations, anti-mining groups and individuals, have certain statutory rights to comment upon and submit objections to requested permits and environmental impact statements prepared in connection with applicable regulatory processes, and otherwise engage in the permitting process, including bringing citizens’ claims to challenge the issuance or renewal of permits, the validity of environmental impact statements or performance of mining activities. Our mining operations may become subject to legal challenges before administrative or judicial bodies contesting the validity of our environmental permits under SMCRA and the CWA, among other statutory provisions. Accordingly, required permits may not be issued in a timely fashion or renewed at all, or permits issued or renewed may not be maintained, may be challenged or may be conditioned in a manner that may restrict our ability to efficiently and economically conduct our mining activities, any of which would materially reduce our production, cash flow, and profitability as well as our ability to pay distributions to our shareholders.

We make no assurances that we will be able to obtain, maintain or renew any of the governmental permits that we need to continue developing our proven and probable coal reserves. Further, new legislation or administrative regulations or new judicial interpretations or administrative enforcement of existing laws and regulations, including proposals related to the protection of the environment and to human health and safety that would further regulate and tax the coal industry may also require us to change operations significantly or incur increased costs. For example, in March 2014, the EPA announced a proposed rule expanding the definition of “Waters of the United States” that would expand the jurisdiction of the EPA and the United States Army Corps of Engineers to regulate waters not previously regulated. This rule, if it becomes final, could impact our ability to timely obtain necessary permits. Such changes could have a material adverse effect on our financial condition and results of operations as well as our ability to pay distributions to our shareholders.

Substantially all of our coal may be shipped through arrangements with, and are subject to minimum volume requirements that are due regardless of whether coal is actually shipped or mined.

Some or all of the coal that we will ship may be through contractual arrangements that have minimum volume requirements. Failure to meet those requirements could result in liquidated damages. If our operations do not meet the minimum volume requirements then we could suffer from a shortage of cash due to the ongoing requirement to pay minimum payments despite a lack of shipping and the associated sales revenue. As a result, our results of operations, business and financial condition, as well as our ability to pay distributions to our shareholders may be materially adversely affected.

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Competition within the coal industry may adversely affect our ability to sell coal and excess production capacity in the industry could put downward pressure on coal prices.

We compete with other producers primarily on the basis of price, coal quality, transportation cost and reliability of delivery. We cannot assure you that competition from other producers will not adversely affect us in the future. The coal industry has experienced consolidation in recent years, including consolidation among some of our major competitors. We cannot assure you that the result of current or further consolidation in the industry will not adversely affect us. In addition, potential changes to international trade agreements, trade concessions or other political and economic arrangements may benefit coal producers operating in countries other than the U.S., where our mining operations are currently located. We cannot assure you that we will be able to compete on the basis of price or other factors with companies that in the future may benefit from favorable trading or other arrangements. We will compete directly for domestic and international coal sales with numerous other coal producers located in the U.S. and internationally, in countries such as Australia, China, India, South Africa, Indonesia, Russia and Colombia. The price of coal in the markets into which we sell our coal is also influenced by the price of coal in the markets in which we do not sell our coal because significant oversupply of coal from other markets could materially reduce the prices we receive for our coal. Increases in coal prices could encourage the development of expanded capacity by new or existing coal producers, which could result in lower coal prices. As a result, our results of operations, business and financial condition, as well as our ability to pay distributions to our shareholders may be materially adversely affected.

Global economic conditions, or economic conditions in any of the industries in which our customers operate, and continued uncertainty in financial markets may have material adverse impacts on our business and financial condition that we cannot predict.

If economic conditions or factors that negatively affect the economic health of the U.S., Europe or Asia worsen, our revenues could be reduced and thus adversely affect our results of operations. These markets have historically experienced disruptions, relating to volatility in security prices, diminished liquidity and credit availability, rating downgrades of certain investments and declining valuations of others, failure and potential failures of major financial institutions, high unemployment rates and increasing interest rates. If these developments continue or worsen it may adversely affect the ability of our customers and suppliers to obtain financing to perform their obligations to us. If the economic impact of the current downturn continues to impact foreign markets disproportionately, global currencies will continue to weaken against the U.S. dollar. This would impact our ability to continue exporting our coal by making it more expensive for foreign buyers. We believe that deterioration or a prolonged period of economic weakness could have an adverse impact on our results of operations, business and financial condition, as well as our ability to pay distributions to our shareholders.

We may be involved in legal proceedings that if determined adversely to us, could significantly impact our profitability, financial position or liquidity.

We may be, and from time to time may become, involved in various legal proceedings that arise in the ordinary course of business. Some lawsuits will seek fines or penalties and damages in very large amounts, or seek to restrict our business activities. Any such proceedings could have a material adverse effect on our results of operations, cash flows and financial condition as well as our ability to make distributions to our shareholders.

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Federal or state regulatory agencies have the authority to order certain of our mines to be temporarily or permanently closed under certain circumstances, which could materially and adversely affect our ability to meet our customers’ demands.

Federal or state regulatory agencies, including MSHA, have the authority under certain circumstances following significant health, safety or environmental incidents or pursuant to permitting authority to temporarily or permanently close one or more of our mines. If this occurred, we may be required to incur capital expenditures and/or additional expenses to re-open the mine. In the event that these agencies cause us to close one or more of our mines, our coal sales contracts will generally permit us to issue force majeure notices which suspend our obligations to deliver coal under such contracts. However, our customers may challenge our issuances of force majeure notices in connection with these closures. If these challenges are successful, we may have to purchase coal from third-party sources, if available, to fulfill these obligations, incur capital expenditures to re-open the mine or negotiate settlements with the customers, which may include price reductions, the reduction of commitments or the extension of time for delivery or termination of such customers’ contracts. Any of these actions could have a material adverse effect on our results of operations, cash flows and financial condition as well as our ability to pay distributions to our shareholders.

Our operations may impact the environment or cause exposure to hazardous substances, and our properties may have environmental contamination, which could result in material liabilities to us.

Certain of our coal mining operations use or have used hazardous and other regulated materials and have generated hazardous wastes, including in some case prior to our involvement with, or operation of, such location. We may be subject to claims under federal and state statutes or common law doctrines for penalties, toxic torts and other damages, as well as for natural resource damages and for the investigation and remediation of soil, surface water, groundwater, and other media under laws such as the CERCLA, commonly known as Superfund, or the Clean Water Act. Such claims may arise, for example, out of current, former or threatened conditions at sites that we currently own or operate as well as at sites that we and companies we acquired owned or operated in the past, or sent waste to for treatment or disposal, and at contaminated sites that have always been owned or operated by third parties.

Failure to meet certain provisions in our coal supply agreements could result in economic penalties.

Most of our coal supply agreements will contain provisions requiring us to deliver coal meeting quality thresholds for certain characteristics such as heat value, sulfur content, ash content, hardness and ash fusion temperature. Failure to meet these specifications could result in economic penalties, including price adjustments, purchasing replacement coal in a higher-priced open market, rejection of deliveries or termination of the contracts. In some of the contract price adjustment provisions, failure of the parties to agree on price adjustments may allow either party to terminate the contract.

Many agreements also contain provisions that permit the parties to adjust the contract price upward or downward for specific events, including changes in the laws regulating the timing, production, sale or use of coal. Moreover, a limited number of these agreements permit the customer to terminate the agreement if transportation costs increase substantially or, in the event of changes in regulations affecting the coal industry, such changes increase the price of coal beyond specified amounts. Additionally, a number of agreements provide that customers may terminate the agreement in the event a new or amended environmental law or regulation prevents or restricts the customer from utilizing coal supplied by us and/or requires material.

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Certain of our customers may seek to defer contracted shipments of coal which could affect our results of operations and liquidity.

From time to time, certain customers may seek to delay shipments or request deferrals under existing agreements. There is no assurance that we will be able to resolve existing and potential deferrals on favorable terms, or at all. Any such deferrals may have an adverse effect on our business, results of operations and financial condition, as well as our ability to pay distributions to our shareholders.

We may not be able to obtain equipment, parts and raw materials in a timely manner, in sufficient quantities or at reasonable costs to support our coal mining and transportation operations.

We will use equipment in our coal mining and transportation operations such as continuous miners, conveyors, shuttle cars, rail cars, locomotives, roof bolters, shearers and shields. This equipment is procured from a concentrated group of suppliers, and obtaining this equipment often involves long lead times. Occasionally, demand for such equipment by mining companies can be high and some types of equipment may be in short supply. Delays in receiving or shortages of this equipment, as well as the raw materials used in the manufacturing of supplies and mining equipment, which, in some cases, do not have ready substitutes, or the cancellation of our supply contracts under which we obtain equipment and other consumables, could limit our ability to obtain these supplies or equipment. In addition, if any of our suppliers experiences an adverse event, or decides to no longer do business with us, we may be unable to obtain sufficient equipment and raw materials in a timely manner or at a reasonable price to allow us to meet our production goals and our revenues may be adversely impacted. The mining process involves the use of considerable quantities of steel. If the price of steel or other materials increases substantially or if the value of the U.S. dollar declines relative to foreign currencies with respect to certain imported supplies or other products, our operating expenses could increase. Any of the foregoing events could materially and adversely impact our results of operations, business and financial condition as well as our profitability and our ability to pay distributions to our shareholders.

The development of coal mines is a challenging process that may take longer and cost more than estimated, or not be completed at all.

The full development of our reserve base may not be achieved. We may encounter adverse geological conditions or delays in obtaining, maintaining or renewing required construction, environmental or operating or mine design permits. Construction delays cause reduced production and cash flow while certain fixed costs, such as minimum royalties and debt payments, must still be paid on a predetermined schedule.

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Our business requires substantial capital expenditures and we may not have access to the capital required to reach full development of our mines.

Maintaining and expanding mines and infrastructure is capital intensive. Specifically, the exploration, permitting and development of coal reserves, mining costs, the maintenance of machinery and equipment and compliance with applicable laws and regulations require substantial capital expenditures. While a significant amount of capital expenditures required to build-out our mines has been spent, we must continue to invest capital to maintain or to increase our production. Decisions to increase our production levels could also affect our capital needs. We cannot assure you that we will be able to maintain our production levels or generate sufficient cash flow, or that we will have access to sufficient financing to continue our production, exploration, permitting and development activities at or above our present levels and we may be required to defer all or a portion of our capital expenditures. Our results of operations, business and financial condition, as well as our ability to pay distributions to our shareholders may be materially adversely affected if we cannot make such capital expenditures.

Major equipment and plant failures could reduce our ability to produce and ship coal and materially and adversely affect our results of operations.

Once we acquire mining properties, we may be dependent on several major pieces of mining equipment and preparation plants to produce and ship our coal, including, but not limited to, continuous mining systems, preparation plants, and transloading facilities. If any of these pieces of equipment or facilities suffered major damage or were destroyed by fire, abnormal wear, flooding, incorrect operation, or otherwise, we may be unable to replace or repair them in a timely manner or at a reasonable cost which would impact our ability to produce and ship coal and materially and adversely affect our results of operations, business and financial condition and our ability to pay distributions to our shareholders.

We face numerous uncertainties in estimating our economically recoverable coal reserves.

Coal is economically recoverable when the price at which coal can be sold exceeds the costs and expenses of mining and selling the coal. Forecasts of our future performance are based on, among other things, estimates of our recoverable coal reserves. We will base our reserve information on engineering, economic and geological data assembled and analyzed by third parties and our staff, which includes various engineers. The reserve estimates as to both quantity and quality are updated from time to time to reflect production of coal from the reserves and new drilling or other data received. There are numerous uncertainties inherent in estimating quantities and qualities of coal and costs to mine recoverable reserves, including many factors beyond our control. Estimates of economically recoverable coal reserves necessarily depend upon a number of variable factors and assumptions, any one of which may, if inaccurate, result in an estimate that varies considerably from actual results. These factors and assumptions include:

●	Geologic and mining conditions, which may not be fully identified by available exploration data and may differ from our experience in areas we currently mine;

●	Future coal prices, operating costs and capital expenditures;

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●	Excise taxes, royalties and development and reclamation costs;

●	Future mining technology improvements;

●	The effects of regulation by governmental agencies;

●	Ability to obtain, maintain and renew all required permits;

●	Employee health and safety needs; and

●	Historical production from the area compared with production from other producing areas.

As a result, actual coal tonnage recovered from identified reserve areas or properties and revenues and expenditures with respect to our production from reserves may vary materially from estimates. These estimates thus may not accurately reflect our actual reserves. Any material inaccuracy in our estimates related to our reserves could result in lower than expected revenues, higher than expected costs or decreased profitability which could materially adversely affect our results of operations, business and financial condition as well as our ability to pay distributions to our shareholders.

Some of our customers may blend our coal with coal from other sources, making our sales dependent upon our customers locating additional sources of coal.

Our coal’s characteristics, particularly the sulfur or chlorine content, may cause many of our customers blend our coal with other purchased supplies of coal before burning it in their boilers. Some of our current or future coal sales may therefore be dependent in part on those customers’ ability to locate additional sources of coal with offsetting characteristics which may not be available in the future on terms that render the customers’ overall cost of blended coal economic. A loss of business from such customers may materially adversely affect our results of operations, business and financial condition, as well as our ability to pay distributions to our shareholders.

Our operations are subject to risks, some of which are not insurable, and we cannot assure you that our existing insurance would be adequate in the event of a loss.

We expect to maintain insurance to protect against risk of loss but our coverage is subject to deductibles and specific terms and conditions. We cannot assure you that we will have adequate coverage or that we will be able to obtain insurance against certain risks, including certain liabilities for environmental pollution or hazards. We cannot assure you that insurance coverage will be available in the future at commercially reasonable costs, or at all, or that the amounts for which we are insured or that we may receive, or the timing of any such receipt, will be adequate to cover all of our losses. Uninsured events may adversely affect our results of operations, business and financial condition, as well as our ability to pay distributions to our shareholders.

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We will have future mine closure and reclamation obligations the timing of and amount for which are uncertain. In addition, our failure to maintain required financial assurances could affect our ability to secure reclamation and coal lease obligations, which could adversely affect our ability to mine or lease the coal.

Once we acquire mining properties, we will be required to estimate our asset retirement obligations for final reclamation and mine closure, which will be based upon detailed engineering calculations of the amount and timing of the future cash for a third party to perform the required work. Spending estimates are escalated for inflation and market risk premium, and then discounted at the credit-adjusted, risk-free rate. In view of the uncertainties concerning future mine closure and reclamation costs on our properties, the ultimate timing and future costs of these obligations could differ materially from our current estimates. Our estimates for this future liability are subject to change based on new or amendments to existing applicable laws and regulations, the nature of ongoing operations and technological innovations. Although we accrue for future costs in our consolidated balance sheets, we do not reserve cash in respect of these obligations or otherwise fund these obligations in advance. As a result, we will have significant cash outlays when we are required to close and restore mine sites that may, among other things, affect our ability to satisfy our obligations under our indebtedness and other contractual commitments and pay distributions to shareholders. We cannot assure you that we will be able to obtain financing on satisfactory terms to fund these costs, or at all.

In addition, regulatory authorities require us to provide financial assurance to secure, in whole or in part, our future reclamation projects. The amount and nature of the financial assurances are dependent upon a number of factors, including our financial condition and reclamation cost estimates. Changes to these amounts, as well as the nature of the collateral to be provided, could significantly increase our costs, making the maintenance and development of existing and new mines less economically feasible. Currently, the security we provide consists of surety bonds. The premium rates and terms of the surety bonds are subject to annual renewals. Our failure to maintain, or inability to acquire, surety bonds or other forms of financial assurance that are required by applicable law, contract or permit could adversely affect our ability to operate. That failure could result from a variety of factors including the lack of availability, higher expense or unfavorable market terms of new surety bonds or other forms of financial assurance. There can be no guarantee that we will be able to maintain or add to our current level of financial assurance. Additionally, any capital resources that we do utilize for this purpose will reduce our resources available for our operations and commitments as well as our ability to pay distributions to our shareholders.

Defects in title or loss of any leasehold interests in our properties could limit our ability to conduct mining operations on these properties or result in significant unanticipated costs.

Our coal reserves may be leased. A title defect or the loss of any lease upon expiration of its term, upon a default or otherwise, could adversely affect our ability to mine the associated reserves or process the coal that we mine. Title to our owned or leased properties and mineral rights is not usually verified until we make a commitment to mine a property, which may not occur until after we have obtained necessary permits and completed exploration of the property. In some cases, we rely on title information or representations and warranties provided by our lessors or grantors. Our right to mine our reserves may again be adversely affected if defects in title, boundaries or other rights necessary for mining exist or if a lease expires. Any challenge to our title or leasehold interests could delay the mining of the property and could ultimately result in the loss of some or all of our interest in the property. From time to time we also may be in default with respect to leases for properties on which we have mining operations. In such events, we may have to close down or significantly alter the sequence of such mining operations which may adversely affect our future coal production and future revenues. If we mine on property that we do not own or lease, we could incur liability for such mining and be subject to regulatory sanction and penalties.

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In order to obtain, maintain or renew leases or mining contracts to conduct our mining operations on property where these defects exist, we may in the future have to incur unanticipated costs. In addition, we may not be able to successfully negotiate new leases or mining contracts for properties containing additional reserves, or maintain our leasehold interests in properties where we have not commenced mining operations during the term of the lease. Some leases have minimum production requirements. As a result, our results of operations, business and financial condition, as well as our ability to pay distributions to our shareholders may be materially adversely affected.

Our coal reserves could be subject to minimum royalty payments that are due regardless of whether coal is actually mined.

The coal reserves that we acquire may be subject to minimum royalty payments. Failure to meet minimum production requirements could result in losses of prepaid royalties and, in some rare cases, could result in a loss of the lease itself. If certain operations do not meet production goals then we could suffer from a shortage of cash due to the ongoing requirement to pay minimum royalty payments despite a lack of production and the associated sales revenue. As a result, our results of operations, business and financial condition, as well as our ability to pay distributions to our shareholders may be materially adversely affected.

Significant increases in, or the imposition of new, taxes we pay on the coal we produce could materially and adversely affect our results of operations.

If state in which we operate was to impose a state severance tax or any other tax applicable solely to our operations in that state, we may be significantly impacted and our results of operations, business and financial condition, as well as the ability to pay distributions to our shareholders could be materially and adversely affected. Any imposition of a state severance tax or any county tax could disproportionately impact us relative to our competitors that are more geographically diverse.

A shortage of skilled mining labor in the U.S. could decrease our labor productivity and increase our labor costs, which would adversely affect our profitability.

Efficient coal mining using complex and sophisticated techniques and equipment requires skilled laborers proficient in multiple mining tasks, including mining equipment maintenance. Any shortage of skilled mining labor reduces the productivity of experienced employees who must assist in training unskilled employees. If a shortage of experienced labor occurs, it could have an adverse impact on our labor productivity and costs and our ability to expand production in the event there is an increase in the demand for our coal, which could adversely affect our results of operations, business and financial condition, as well as our ability to pay distributions to our shareholders.

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Our ability to operate our mines efficiently and profitably could be impaired if we lose, or fail to continue to attract, key qualified operators.

We manage our business with a key mining operator at each location. As our business develops and expands, we believe that our future success will depend greatly on our continued ability to attract and retain highly skilled and qualified operators and contractors. We cannot be certain that we will be able to find and retain qualified operators or that they will be able to attract and retain qualified contractors in the future. Failure to retain or attract key operators could have a material adverse effect on our results of operations, business and financial condition, as well as our ability to pay distributions to our shareholders.

Our workforce may not remain non-union in the future.

We do not expect to acquire any mining properties where the workforce is represented under collective bargaining agreements. However, that workforce may not remain non-union in the future, and proposed legislation, could, if enacted, make union organization more likely. If some or all of our current operations were to become unionized, it could adversely affect our productivity, increase our labor costs and increase the risk of work stoppages at our mining complexes. In addition, even if we remain non-union, our operations may still be adversely affected by work stoppages at our facilities or at unionized companies, particularly if union workers were to orchestrate boycotts against our contractors.

Our ability to operate our business effectively could be impaired if we fail to attract and retain key personnel.

Our ability to operate our business and implement our strategies depends, in part, on the continued contributions of our executive officers and other key employees. The loss of any of our key senior executives could have a material adverse effect on our business unless and until we find a replacement. A limited number of persons exist with the requisite experience and skills to serve in our senior management positions. We may not be able to locate or employ qualified executives on acceptable terms. In addition, we believe that our future success will depend on our continued ability to attract and retain highly skilled personnel with coal industry experience. Competition for these persons in the coal industry is intense and we may not be able to successfully recruit, train or retain qualified managerial personnel. We may not be able to continue to employ key personnel or attract and retain qualified personnel in the future. Our failure to retain or attract key personnel could have a material adverse effect on our ability to effectively operate our business.

Coal mining operations are subject to inherent risks and are dependent on many factors and conditions beyond our control, any of which may adversely affect our productivity and our financial condition.

Our mining operations, including our transportation infrastructure, will be influenced by changing conditions that can affect the safety of our workforce, production levels, delivery of our coal and costs for varying lengths of time and, as a result, can diminish our revenues and profitability. In particular, underground mining and related processing activities present inherent risks of injury to persons and damage to property and equipment. A shutdown of any of our mines or prolonged disruption of production at any of our mines or transportation of our coal to customers would result in a decrease in our revenues and profitability, which could be material. Certain factors affecting the production and sale of our coal that could result in decreases in our revenues and profitability include:

●	Adverse geologic conditions including floor and roof conditions, variations in seam height, washouts and faults;

●	Fire or explosions from methane, coal or coal dust or explosive materials;

●	Industrial accidents;

●	Seismic activities, ground failures, rock bursts, or structural cave-ins or slides;

●	Delays in the receipt of, or failure to receive, or revocation of necessary government permits;

●	Changes in the manner of enforcement of existing laws and regulations;

●	Changes in laws or regulations, including permitting requirements and the imposition of additional regulations, taxes or fees;

●	Accidental or unexpected mine water inflows;

●	Delays in moving mining equipment;

●	Railroad derailments;

●	Inclement or hazardous weather conditions and natural disasters, such as heavy rain, high winds and flooding;

●	Environmental hazards;

●	Interruption or loss of power, fuel, or parts;

●	Increased or unexpected reclamation costs;

●	Equipment availability, replacement or repair costs; and

●	Mining and processing equipment failures and unexpected maintenance problems.

These risks, conditions and events could (1) result in: (a) damage to, or destruction of value of, our coal properties, our coal production or transportation facilities, (b) personal injury or death, (c) environmental damage to our properties or the properties of others, (d) delays or prohibitions on mining our coal or in the transportation of coal, (e) monetary losses and (f) potential legal liability; and (2) could have a material adverse effect on our operating results and our ability to generate the cash flows we require to invest in our operations and satisfy our debt obligations. Our insurance policies only provide limited coverage for some of these risks and will not fully cover these risks. A significant mine accident could potentially cause a mine shutdown, and could have a substantial adverse impact on our results of operations, financial condition or cash flows, as well as our ability to pay distributions to our shareholders.

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The availability or reliability of current transportation facilities could affect the demand for our coal or temporarily impair our ability to supply coal to our customers. In addition, our inability to expand our transportation capabilities and options could further impair our ability to deliver coal efficiently to our customers.

We will depend upon rail, barge, ocean-going vessels and port facilities to deliver coal to customers. Disruption of these transportation services because of weather-related problems, infrastructure damage, strikes, lock-outs, lack of fuel or maintenance items, transportation delays, lack of rail or port capacity or other events could temporarily impair our ability to supply coal to customers and thus could adversely affect our results of operations, cash flows and financial condition, as well as our ability to pay distributions to our shareholders.

Additionally, if there are disruptions of the transportation services provided by the railroad and we are unable to find alternative transportation providers to ship our coal, our business and profitability could be adversely affected. If there is a disruption in available transportation options, there is no assurance that we will be able to develop alternative transportation options on terms that are favorable to us. Any failure to do so could have a material adverse impact on our financial position and results of operations as well as our ability to pay distributions to our shareholders.

Significant increases in transportation costs could make our coal less competitive when compared to other fuels or coal produced from other regions.

Transportation costs represent a significant portion of the total cost of coal for our customers and the cost of transportation is an important factor in a customer’s purchasing decision. Increases in transportation costs, including increases resulting from emission control requirements and fluctuations in the price of diesel fuel, could make coal a less competitive source of energy when compared to other fuels such as natural gas or could make our coal less competitive than coal produced in other regions of the U.S. or abroad.

Significant decreases in transportation costs could result in increased competition from coal producers in other parts of the country and from abroad, including coal imported into the U.S. Coordination of the many eastern loading facilities, the large number of small shipments, terrain and labor issues all combine to make shipments originating in the eastern U.S. inherently more expensive on a per ton-mile basis than shipments originating in the western U.S. Historically, high coal transportation rates and transportation constraints from the western coal producing areas into eastern U.S. markets limited the use of western coal in those markets. However, a decrease in rail rates or an increase in rail capacity from the western coal producing areas to markets served by Eastern U.S. producers could create major competitive challenges for eastern producers. Increased competition due to changing transportation costs could have an adverse effect on our results of operations, business and financial condition, as well as our ability to pay distributions to our shareholders.

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Our ability to mine and ship coal may be affected by adverse weather conditions, which could have an adverse effect on our revenues.

Adverse weather conditions can impact our ability to mine and ship our coal and our customers’ ability to take delivery of our coal. Lower than expected shipments by us during any period could have an adverse effect on our revenues. In addition, severe weather may affect our ability to conduct our mining operations and severe rain, ice or snowfall may affect our ability to load and transport coal. If we are unable to conduct our operations due to severe weather, it could have an adverse effect on our results of operations, business and financial condition, as well as our ability to pay distributions to our shareholders.

We sell a portion of our uncommitted tons in the spot market which is subject to volatility.

We expect to derive some or all of our revenue from coal sales in the spot market, typically defined as contracts with terms of less than one year. The pricing in spot contracts is significantly more volatile than pricing through long-term coal supply agreements because it is subject to short-term demand swings. If spot market pricing for coal is unfavorable, this volatility could materially adversely affect our results of operations, business and financial condition, as well as our ability to pay distributions to our shareholders.

We do not currently use forward sale or other significant hedging arrangements to protect against coal prices or commodity prices and, as a result, our operating results are exposed to the impact of any significant decrease in the price of coal or any significant increase in commodity prices.

We do not currently enter into forward sales or other significant hedging arrangements to reduce the risk of exposure to volatility in commodity prices. Accordingly, our future operations are exposed to the impact of any significant decrease in coal prices and any significant increase in commodity prices. If such prices change significantly, we will realize reduced revenues and increased costs. We may enter into forward sale and hedging arrangements at a future date.

Our ability to collect payments from our customers could be impaired if their creditworthiness deteriorates.

Our ability to receive payment for coal sold and delivered depends on the continued creditworthiness of our customers. Many utilities have sold their power plants to non-regulated affiliates or third parties that may be less creditworthy, thereby increasing the risk we bear on payment default. These new power plant owners may have credit ratings that are below investment grade. In addition, some of our customers have been adversely affected by the current economic downturn, which may impact their ability to fulfill their contractual obligations. Competition with other coal suppliers could force us to extend credit to customers and on terms that could increase the risk we bear on payment default. We also have contracts to supply coal to energy trading and brokering customers under which those customers sell coal to end users. If the creditworthiness of any of our energy trading and brokering customers declines, we may not be able to collect payment for all coal sold and delivered to or on behalf of these customers. An inability to collect payment from these counterparties may materially adversely affect our results of operations, business and financial condition, as well as our ability to pay distributions to our shareholders.

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Terrorist attacks and threats, escalation of military activity in response to such attacks or acts of war may negatively affect our business, financial condition and results of operations.

Terrorist attacks and threats, escalation of military activity in response to such attacks or acts of war may negatively affect our business, financial condition and results of operations. Our business is affected by general economic conditions, fluctuations in consumer confidence and spending, and market liquidity, which can decline as a result of numerous factors outside of our control, such as terrorist attacks and acts of war. Future terrorist attacks against U.S. targets, rumors or threats of war, actual conflicts involving the U.S. or its allies, or military or trade disruptions affecting our customers could cause delays or losses in transportation and deliveries of coal to our customers, decreased sales of our coal and extension of time for payment of accounts receivable from our customers. Strategic targets such as energy-related assets may be at greater risk of future terrorist attacks than other targets in the U.S. It is possible that any, or a combination, of these occurrences could have a material adverse effect on our business, financial condition and results of operations, as well as our ability to pay distributions to our shareholders.

A cyber incident could result in information theft, data corruption, operational disruption and/or financial loss.

We have become increasingly dependent upon digital technologies, including information systems, infrastructure and cloud applications and services, to operate our businesses, process and record financial and operating data, communicate with our contractors and employees, analyze mining information, and estimate quantities of coal reserves, as well as other activities related to our businesses. We expect to implement cyber security protocols and systems with the intent of maintaining the security of our operations and protecting our and our counterparties’ confidential information against unauthorized access. Despite such efforts, we may be subject to cyber security breaches which could result in unauthorized access to our information systems or infrastructure.

Strategic targets, such as energy-related assets, may be at greater risk of future cyber attacks than other targets in the United States. Deliberate cyber attacks on, or security breaches in, our digital systems or information technology infrastructure, or that of third parties, could lead to corruption or loss of our proprietary data and potentially sensitive data, delays in production or delivery, difficulty in completing and settling transactions, challenges in maintaining our books and records, environmental damage, communication interruptions, other operational disruptions and third party liability. Our insurance may not protect us against such occurrences. Consequently, it is possible that any of these occurrences, or a combination of them, could have a material adverse effect on our business, financial condition and results of operations. Further, as cyber incidents continue to evolve, we may be required to expend additional resources to continue to modify or enhance our protective measures or to investigate and remediate any vulnerability to cyber incidents.

Risks Inherent in an Investment in Us

There Is A Limited Market For Our Common Stock.

The trading market for our common stock is limited. Our common stock is eligible for trading on the OTC Bulletin Board, but is not eligible for trading on any national or regional securities exchange or the Nasdaq National Market. A more active trading market for our common stock may never develop, or if such a market develops, it may not be sustained.

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No Operating History in Coal Mining Industry.

The Company only recently changed its business plan to involve the purchase of coal mines and related assets. We have no operating history in the coal mining industry upon which prospective investors can evaluate our likely performance. There can be no assurance that the Company will achieve its investment objective.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any dividends on our common stock. We intend to retain all of our earnings for the foreseeable future to finance the operation and expansion of our business, and we do not anticipate paying any cash dividends in the future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases. Our board of directors retains the discretion to change this policy.

An increase in interest rates may cause the market price of our common shares to decline.

Like all equity investments, an investment in our common shares is subject to certain risks. In exchange for accepting these risks, investors may expect to receive a higher rate of return than would otherwise be obtainable from lower-risk investments. Accordingly, as interest rates rise, the ability of investors to obtain higher risk-adjusted rates of return by purchasing government-backed debt securities may cause a corresponding decline in demand for riskier investments generally. Reduced demand for our common shares resulting from investors seeking other more favorable investment opportunities may cause the trading price of our common shares to decline.

Concentration of ownership among our existing directors, executive officers and principal stockholders may prevent new investors from influencing significant corporate decisions.

Our current directors, executive officers, holders of more than 5% of our total shares of common stock outstanding and their respective affiliates will, in the aggregate, beneficially own approximately 92.3% of our outstanding common stock and 100% of our outstanding Series A Preferred Stock. Because of the special voting rights of our Series A Preferred Stock (which is entitled to 54% of the total votes on any matter on which shareholders have a right to vote), William L. Tuorto currently controls 85.4% of the votes on any matter requiring a shareholder vote. As a result, these stockholders will be able to exercise a controlling influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have significant influence over our management and policies for the foreseeable future. Some of these persons or entities may have interests that are different from yours. For example, these stockholders may support proposals and actions with which you may disagree or which are not in your interests. The concentration of ownership could delay or prevent a change in control of our company or otherwise discourage a potential acquirer from attempting to obtain control of our company, which in turn could reduce the price of our common stock. In addition, these stockholders, some of which have representatives sitting on our board of directors, could use their voting control to maintain our existing management and directors in office, delay or prevent changes of control of our company, or support or reject other management and board of director proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

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Additional equity or debt financing may be dilutive to existing stockholders or impose terms that are unfavorable to us or our existing stockholders.

We will need to raise substantial capital in order to finance the acquisition of coal properties, provide working capital, and create reserves against the many contingencies that are inherent in the mining industry. If we raise additional funds by issuing equity securities, our stockholders will experience dilution. Debt financing, if available, may involve arrangements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences that are not favorable to us or our current stockholders.

We depend on key personnel and could be harmed by the loss of their services because of the limited number of qualified people in our industry.

Because of our small size, we require the continued service and performance of our management team, all of whom we consider to be key employees. Competition for highly qualified employees in the mining industry is intense. Our success will depend to a significant degree upon our ability to attract, train, and retain highly skilled directors, officers, management, business, financial, legal, marketing, sales, and technical personnel and upon the continued contributions of such people. In addition, we may not be able to retain our current key employees. The loss of the services of one or more of our key personnel and our failure to attract additional highly qualified personnel could impair our ability to expand our operations and provide service to our customers.

Under the terms of our Certificate of Incorporation, our Board of Directors is authorized to issue shares of preferred stock with rights and privileges superior to common stockholders without common stockholder approval.

Under the terms of our Certificate of Incorporation, our board of directors is authorized to issue shares of preferred stock in one or more classes or series without stockholder approval. The board has discretion to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of preferred stock. Accordingly, we may designate and issue additional shares or series of preferred stock that would rank senior to the shares of common stock as to dividend rights or rights upon our liquidation, winding-up, or dissolution.

Provisions in Our Certificate of Incorporation and Bylaws and Delaware law May Inhibit a Takeover of Us, Which Could Limit the Price Investors Might Be Willing to Pay in the Future for our Common Stock and Could Entrench Management.

Our certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board has authorized the issuance of 100,000 shares of one class of preferred stock, known as “Series A Preferred Stock.” The Series A Preferred Stock has voting rights entitling it to 54% of the total votes on any matter on which stockholders are entitled to vote. In addition, we cannot authorize or issue any class of capital stock or bonds, debentures, notes or other securities or other obligations ranking senior to or on a parity with the Series A Preferred Stock without the approval of the Series A Preferred Stock voting as a separate class. Mr. Tuorto holds all of the outstanding shares of Series A Preferred Stock. As a result, at any meeting of shareholders Mr. Tuorto has a disproportionate voting power.

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Mr. Tuorto’s control of our Series A Preferred Stock may prevent our stockholders from replacing a majority of our board of directors at any shareholder meeting, which may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock without stockholder approval.

In addition, as a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless certain specific requirements are met as set forth in Section 203. Collectively, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our Common Stock is Subject to the “Penny Stock” Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

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Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We Will Incur Significant Costs As A Result Of Operating As A Public Company. We May Not Have Sufficient Personnel For Our Financial Reporting Responsibilities, Which May Result In The Untimely Close Of Our Books And Record And Delays In The Preparation Of Financial Statements And Related Disclosures.

As a registered public company, we experienced an increase in legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as new rules subsequently implemented by the SEC, has imposed various requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and make some activities more time-consuming and costly.

If we are not able to comply with the requirements of Sarbanes-Oxley Act, or if we or our independent registered public accounting firm identifies additional deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC and other regulatory authorities.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. More specifically, the Financial Industry Regulatory Authority (“FINRA”) has enacted Rule 6530, which determines eligibility of issuers quoted on the OTC Bulletin Board by requiring an issuer to be current in its filings with the Commission. Pursuant to Rule 6530(e), if we file our reports late with the Commission three times our securities will be removed from the OTC Bulletin Board for failure to timely file. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

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Because the market may respond to our business operations and that of our competitors, our stock price will likely be volatile.

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”) and OTCQB. The OTCBB and OTCQB are networks of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information. Our shares are quoted on the OTCBB and OTCQB under the symbol “ROYE.” We anticipate that the market price of our Common Stock will be subject to wide fluctuations in response to several factors, including: our ability to economically exploit our properties successfully; increased competition from competitors; and our financial condition and results of our operations.

DIRECTORS, EXECUTIVE OFFICERES AND CORPORATE GOVERNANCE

Listed below are our directors and executive officers.

Name	Age	Present Positions with Company

William L. Tuorto	46	Chairman and Chief Executive Officer

Douglas C. Holsted	54	Chief Financial Officer

Ronald Phillips	48	President and Secretary

Ian Ganzer	31	Chief Operating Officer

The following information sets forth the backgrounds and business experience of the directors and executive officers.

William Tuorto has been providing legal, financial, and consulting services to public companies for over 19 years. Privately, Mr. Tuorto is an investor and entrepreneur, with holdings in a wide-range portfolio of energy, technology, real estate and hospitality. Mr. Tuorto was awarded a Bachelor of Arts degree from The Citadel in 1991, graduating with honors, and distinguished nominee of the Fulbright Fellowship and Rhodes Scholarship. Mr. Tuorto received his Juris Doctor from the University of South Carolina School of Law in 1995.

Douglas C. Holsted is the owner of Cox, Holsted & Associates, PC, of Oklahoma City, Oklahoma. He brings more than 25 years’ experience in the public sector, overseeing all audit, review, tax and SEC compliance, and business evaluation for the Company. Mr. Holsted received his BS in accounting from the University of Central Oklahoma and a Master of Taxation from DePaul University.

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Ronald Phillips brings a vast array of legal, finance and coal-related experience to the Company. He is currently a Vice President at World Business Lenders in NYC and he previously ran the DKR Capital Event Driven Fund in Stamford, CT. Mr. Phillips received his BA from Brown University in 1989, and his Juris Doctor from Stanford Law School in 1992.

Ian Ganzer is our Chief Operating Officer. Mr. Ganzer was one of the prior owners of Blue Grove Coal, prior to its sale to the Company, as well as GS Energy, which closing is pending. Ian has spent the past eight years permitting, developing, and managing the GS Energy mine. Ian holds a B.A. from Emory University where he studied Economics with a concentration in finance.

None of the above directors and executive officers has been involved in any legal proceedings as listed in Regulation S-K, Section 401(f), except as disclosed above.

Board of Directors

Our board currently consists of one person, although we are actively seeking additional qualified candidates for the board. There have been no material changes to the procedures by which security holders may recommend nominees to the board of directors.

Board Committees

We do not currently have an executive committee. We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Our Board of Directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

●	The appropriate size of our Board of Directors;

●	Our needs with respect to the particular talents and experience of our directors;

●	The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

●	Experience in political affairs;

●	Experience with accounting rules and practices; and

●	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

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Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Code of Ethics

Our Board of Directors has not adopted a Code of Business Conduct and Ethics.

EXECUTIVE COMPENSATION

Employment Agreements

We do not currently have employment agreements or accrue compensation for any of our officers, except Ian Ganzer, our Chief Operating Officer. Mr. Ganzer’s provides as follows:

●	A cash signing bonus of $100,000;

●	Shares of our common stock with a market value of $150,000, which vests on a monthly basis over two years to the extent Mr. Ganzer is still employed by us at the end of each month.

●	No base salary as long as the management agreement between our subsidiary, Blue Grove, and Black Oak Resources, LLC (“Black Oak”) is in effect. Under the management agreement, Black Oak is entitled to 75% of any net income of Blue Grove, determined under generally accepted accounting principles, as a management fee.

Director Compensation

We currently do not pay any compensation to our directors. However, we anticipate developing a board compensation policy that is consistent with that provided to board members of other companies within our industry, in order to attract qualified candidates to our board.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of May 15, 2015, with respect to the beneficial ownership of our common stock by (i) all of our directors, (ii) each of our executive officers named in the Summary Compensation Table, (iii) all of our directors and named executive officers as a group, and (iv) all persons known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities.

	Common Stock		Series A Preferred Stock		Total Votes
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)	Amount and Nature of Beneficial Ownership	Percent of Class (1)	Aggregate No. of Votes (1)	% of Total Votes (1)

William L. Tuorto (2) (4)	8,049,876	66.4%	51,000	100.0%	22,515,928.61	85.8%

Wastech, Inc.	2,803,621	23.2%	51,000	100%	2,803,621	10.7%
520 Folly Road, P285 Charleston, SC 29412

Douglas C. Holsted (3) (4)	2,803,621	23.2%	--	--%	2,803,621	10.7%

Ian Ganzer (5) 304 Waitman Street Morgantown, WV 26501	87,500	0.7%	--	--%	87,500	0.3%

Ronald Phillips (4)	--	--%	--	--%	--	--%

All Officers and Directors as a Group	10,940,997	89.7%	51,000	100.0%	25,407,050	96.8%

(1)	Based upon 12,068,230 shares of common stock issued and outstanding as of June 10, 2015, each of which is entitled to one vote per share, and 51,000 shares of Series A Preferred Stock issued and outstanding as of June 10, 2015, which are entitled to 54% of the votes on any matter upon which shareholders are entitled to vote.

(2)	Mr. Tuorto’s ownership of common stock consists of 810,316 shares owned outright, 7,188,560 shares owned by E-Starts Money Co., a corporation owned by Mr. Tuorto, and 51,000 shares which he has the right to acquire upon the conversion of shares of Series A Preferred Stock owned by him.

(3)	Mr. Holsted’s ownership consists of 2,803,621 shares of common stock owned by Wastech, Inc., which he has the shared power to vote and dispose of by virtue of being an officer and director of Wastech, Inc.

(4)	The address for Messrs. Tuorto, Holsted and Phillips is 56 Broad Street, Suite 2, Charleston, SC 29401.

(5)	Mr. Ganzer’s ownership consists of 87,500 shares of common stock outright.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Party Transactions

We currently do not pay any compensation to our directors. However, we anticipate developing a board compensation policy that is consistent with that provided to board members of other companies within our industry, in order to attract qualified candidates to our board.

On March 6, 2015, we borrowed $203,593 from E-Starts Money Co. pursuant to a demand promissory date, which bears interest at six percent per annum. We used the proceeds to repay all of our indebtedness at the time. E-Starts Money Co. is owned by William L. Tuorto, our Chairman and Chief Executive Officer.

On April 17, 2015, we closed on the acquisition of all of the membership units of Blaze Minerals, LLC (“Blaze”) from Wastech, Inc. for 2,803,621 shares of common stock. One of the officers and directors of Wastech, Inc. is the father of William L. Tuorto, our chairman and chief executive officer.

On May 14, 2015, the Company entered into an Option Agreement to acquire substantially all the assets of Wellston Coal, LLC for 500,000 shares of common stock. Wellston is owned by Ronald Phillips, our President and Secretary.

On June 11, 2015, we borrowed an additional $200,000 from E-Starts Money Co. pursuant to a non-interest bearing demand promissory note. We used the proceeds to fund the signing bonus of Ian Ganzer’s Employment Agreement with the Company, as well as additional costs associated with the Blue Grove and GS Energy Agreements.

On June 10, 2015, we closed on the acquisition of all the membership units of Blue Grove from Ian Ganzer and his father, Gary Ganzer, for 350,000 shares of common stock. By virtue of the agreement Ian Ganzer was appointed to be the Company’s Chief Operating Officer. Ian Ganzer owned 25% of the membership units of Blue Grove and his father owned the remaining 75%.

On June 10, 2015, we signed a definitive agreement for all the membership units of GS Energy from Ian Ganzer and his father, Gary Ganzer, for shares of common stock to be determined at closing, as provided therein. Ian Ganzer owns 25% of the membership units of GS Energy and his father owns the remaining 75%.

On June 10, 2015, we signed a management agreement with Black Oak Resources, LLC (“Black Oak”) for the management of the business and operations of Blue Grove. Ian Ganzer owns 50% of the membership units of Black Oak and his father owns 50%.

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Review, Approval and Ratification of Related Party Transactions

The board of directors has responsibility for establishing and maintaining guidelines relating to any related party transactions between us and any of our officers or directors. We do not currently have any written guidelines for the board of directors which will set forth the requirements for review and approval of any related party transactions, but we plan to adopt such guidelines once we add independent board members.

Director Independence

Our common stock is currently quoted on the OTC Bulletin Board, or the OTCBB, and OTCQB. Since neither the OTCBB nor the OTCQB has its own rules for director independence, we use the definition of independence established by the NYSE Amex (formerly the American Stock Exchange). Under applicable NYSE Amex rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

We periodically review the independence of each director. Pursuant to this review, our directors and officers, on an annual basis, are required to complete and forward to the Corporate Secretary a detailed questionnaire to determine if there are any transactions or relationships between any of the directors or officers (including immediate family and affiliates) and us. If any transactions or relationships exist, we then consider whether such transactions or relationships are inconsistent with a determination that the director is independent. As this time, we do not have any independent directors.

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Conflicts Relating to Officers and Directors

To date, we do not believe that there are any conflicts of interest involving our officers or directors, other than as disclosed above. With respect to transactions involving real or apparent conflicts of interest, we have not adopted any formal policies or procedures. In the absence of any formal policies and procedures regarding conflicts, we intend to follow the provisions of Delaware corporate law regarding conflicts, which generally requires that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.

	10.1	Employment Agreement dated June 10, 2015 between the Company and Ian Ganzer.

	10.2	Management Agreement dated June 10, 2015 between Blue Grove Coal, LLC and Black Oak Resources, LLC.

	10.3	Securities Exchange Agreement dated June 10, 2015 by and among the Company, Blue Grove Coal, LLC, Ian Ganzer and Gary Ganzer.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROYAL ENERGY RESOURCES, INC.

Date: June 17, 2015	By:	/s/ William L. Tuorto
William L. Tuorto, Chief Executive Officer

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